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                                                                  EXHIBIT 10.8

                 MANPOWER 1990 EMPLOYEE STOCK PURCHASE PLAN
                 AMENDED AND RESTATED AS OF JANUARY 1, 1997



    1.   Purpose.  The purpose of this Plan is to provide employees of
Manpower Inc. (the "Company") and certain of its subsidiaries with an
opportunity to  purchase Company common stock through   annual offerings to be
made commencing on the 1st day of January (1st day of May for 1990), and thus develop a stronger incentive to work for the continued success of the Company. Under this Plan, employees of United States subsidiaries of the Company will be eligible to purchase Company common stock under the provisions hereof and employees of non-United States subsidiaries will be eligible to purchase Company common stock pursuant to the Manpower Foreign Subsidiary Employee Stock Purchase Plan (the "Foreign Plan"), the provisions of which are fully incorporated herein and are expressly deemed to be a part hereof. From time to time, the Plan may, subject to Paragraph 3(a) hereof, be adopted by certain subsidiaries of the Company as determined by the Boards of Directors of such subsidiaries (a "Participating Subsidiary"), provided that the aggregate number of shares of common stock of the Company authorized to be sold pursuant to options granted under this Plan and the Foreign Plan is 1,250,000 shares, subject to adjustment as provided in Paragraph 17 hereof. In computing the number of shares available for grant, any shares relating to options which are granted, but which subsequently lapse, are canceled or are otherwise not exercised by the final date for exercise, shall be deemed available for future grants of options. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code") of the United States with respect to U.S. employees of the Company or a Participating Subsidiary and, therefore, the provisions of the Plan shall be construed so as to govern participation in a manner consistent with the requirements of Section 423(b) of the Code.

    2. Administration. Subject to the general control of the Company's Board of Directors (the "Board") and the Executive Compensation Committee of the Board (the "Executive Compensation Committee"), the Plan shall be administered by a Stock Purchase Plan Committee (the "Committee") which shall be appointed by the Board, or with respect to employees of a Participating Subsidiary, by the Board of Directors thereof. The Committee shall consist of three (3) members who shall serve without compensation, and who need not be members of the applicable Board of Directors. The Board of Directors of the Company or the Participating Subsidiary may at any time replace a member of such Committee. Any expenses of the Committee shall be paid by the Company or the Participating Subsidiary. The Committee may adopt regulations not inconsistent with the provisions of this Plan for the administration thereof, and its interpretation and construction of the Plan and the regulations shall be final and conclusive. Any action to be taken by the Committee shall be on a vote of a majority of the Committee either at a meeting or in writing.

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     3.   Eligibility.

          (a) All employees of the Company or of any Participating Subsidiary designated from time to time by the Committee will be eligible to participate in the Plan provided they have a minimum period of continuous service with the Company or a Participating Subsidiary, such period to be determined by the Committee from time to time, but in all events not to exceed two years, subject to the additional limitations imposed herein. Only subsidiaries that satisfy the requirements of Section 424(f) of the Code shall be entitled to participate in the Plan.

          (b) Any provision of this Plan to the contrary notwithstanding, no employee shall be granted an option:

               (i) if, immediately after the grant, such employee would own, and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company within the meaning of Section 423 of the Code; or

               (ii) which permits the employee's rights to purchase stock under all employee stock purchase plans, as defined in Section 423 of the Code, of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of the stock (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time; or

               (iii) if the employee's customary employment does not meet certain requirements for length of employment determined by the Committee from time to time; provided, however, that any such requirement for length of employment shall comply with Section 423 of the Code.

     4. Offerings. The Executive Compensation Committee may authorize the Committee to make one or more annual offerings to employees to purchase stock under this Plan. The term of any offering, except the first offering, shall be for a period of 12 months' duration. For each offering, each eligible employee shall be granted an option to purchase a number of shares of the Company equal to $25,000 divided by 100% of the Fair Market Value of a share of stock of the Company on the date immediately preceding the Effective Date of the Offering (as defined in Paragraph 12(a) hereof).

     In addition, once options to purchase an aggregate of 750,000 shares have been granted to participating employees pursuant to the terms of the Plan, any additional grants to a participating employee who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), are subject to approval by the Company's shareholders, or the shareholders of a Participating Subsidiary, as the case may be.

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     5.   Participation.  An employee eligible on the Effective Date of any
Offering (as defined in Paragraph 12(a) hereof) may participate in such offering by completing and forwarding a payroll deduction authorization form to his appropriate payroll location before August 1st of the offering period. The form will authorize a regular payroll deduction from the employee's pay.

     6. Deductions. The Company or its Participating Subsidiary will maintain payroll deduction accounts for all participating employees. With respect to any offering made under this Plan, an employee may authorize a regular payroll deduction in multiples of $5.00.

     7. Deduction Changes. An employee may increase or decrease his payroll deduction by filing a new payroll deduction authorization form before August 1st of the offering period. The change may not become effective sooner than the next pay period after receipt of the form. A payroll deduction may be increased only once and reduced only once during the term of any offering period.

     8. Withdrawal From Participation in an Offering. An employee may, at any time and for any reason, withdraw from participation in an Offering under this Plan, upon advance written notice to the Committee. An employee who withdraws from an Offering may elect in writing, on a form provided by the Committee, to receive a cash refund of the entire balance in his payroll deduction account (partial refunds are not permitted), or to retain the entire balance in such account and use it to purchase shares of the common stock of the Company, in such Offering, under Paragraph 9 of this Plan. Any employee who withdraws from an Offering under this Plan may resume participation in such Offering only once, provided he does so before August 1st of such offering period.

     9.   Purchase of Shares.

          (a) Each employee participating in an offering under this Plan will be entitled to purchase as many whole shares of common stock of the Company as can be purchased with the total payroll deductions credited to his account during the specified offering periods in the manner and on the terms herein provided.

          (b) The purchase price for a share granted under any offering will be the lower of either:

               (i) the Offering Price of 85% of the Fair Market Value of a share of common stock of the Company on the Effective Date of the Offering; or

               (ii) the Alternative Offering Price of 85% of the Fair Market Value of a share of common stock of the Company on the day one year from the Effective Date of the Offering;

     provided, however, that the purchase price shall not be less than par value.

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          (c)  As of the date one year from the Effective Date of the Offering, the account of each participating employee shall be totaled and the Alternative Offering Price determined. If a participating employee shall have sufficient funds in his account to purchase one or more full shares at the lower of either the Offering Price or the Alternative Offering Price as of that date, the employee shall be deemed to have exercised his option to purchase such share or shares at such lower price, his account shall be charged for the amount of the purchase and a stock certificate shall be issued to him as of such day. The balance of any payroll deductions credited to his account during the offering shall be refunded to him in cash or shall remain credited to his account and used to purchase shares of common stock of the Company in the next Offering under this Plan, as he so elects. If the employee does not participate in the next Offering, the balance that remains credited to his account shall be refunded to him in cash.

     10. Interest. Unless otherwise determined by the Executive Compensation Committee, interest will not accrue on any employee payroll deduction accounts.

     11. Registration of Certificates. Certificates will be registered only in the name of the employee. If an employee makes written request to the Committee, the Committee may cause the certificates to be issued in his name jointly with a member of his family with right of survivorship.

     12.  Definitions.

          (a) "Effective Date of the Offering" shall be the date established by the Committee in making any offering under this Plan.

          (b) "Fair Market Value" shall be the closing price of the common stock of the Company on the New York Stock Exchange (the "NYSE") as reported in the Midwest Edition of The Wall Street Journal on the applicable valuation date hereunder, or if no sale of common stock of the Company is made on the NYSE on any such date, then the closing price of the common stock of the Company on the next preceding day on which a sale was made on said NYSE.

     13. Rights as a Shareholder. None of the rights or privileges of a shareholder of the Company shall exist with respect to shares purchased under this Plan unless and until such full shares shall have been duly issued.

     14. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to him at such time and the balance in his account shall be paid to him or, in the event of his death, to his estate. Transfer of a participating employee from the Company to a Participating Subsidiary or vice versa shall not constitute termination of employment.

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     15.  Rights Not Transferable.  Rights under this Plan are not transferable by a participating employee and are exercisable only by him.

     16. Application of Funds. All funds received or held by the Company or any Participating Subsidiary under this Plan may be used for any corporate purpose and need not be segregated.

     17. Adjustment in Case of Changes Affecting the Common Stock of the Company. In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding common stock, or the common stock shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of shares authorized to be offered in accordance with Paragraph 1, the number of shares subject to each outstanding option, the option price applicable to each such option, and/or the consideration to be received upon exercise of each such option shall be adjusted in a fair and reasonable manner by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide, in appropriate cases, for (i) acceleration of the exercise date of outstanding options or (ii) the conversion of outstanding options into cash or other property to be received in certain of the transactions specified in the preceding sentence upon effectiveness of such transactions.

     18. Amendment of the Plan. The Board, the Executive Compensation Committee or the Committee may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment shall be made without the approval of a majority of the common stock of the Company then issued and outstanding and entitled to vote if shareholder approval is required for such amendment under applicable tax, securities or other law. Any action taken by the Board, the Executive Compensation Committee or the Committee pursuant hereto that is otherwise inconsistent with the terms and conditions hereof shall be given effect and be deemed to be an amendment hereof as related to such action, to the extent allowed by this Paragraph 18, so as to make such terms and conditions consistent with such action.

     19.  Termination of the Plan.

          (a) This Plan and all rights of employees under any offering hereunder shall terminate:

               (i) on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair and consistent with Section 423 of the Code; or


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               (ii)  at any time, at the discretion of the Board or the
          Executive Compensation Committee.

          (b) Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded.

     20. Governmental Regulations. The obligation to sell and deliver shares of the Company's common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

     21. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the committee shall be indemnified by the Company or a Participating Subsidiary against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company or a Participating Subsidiary) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company or a Participating Subsidiary the opportunity, at its own expense, to handle and defend the same.


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